Exhibit 99.1

Contacts:	For Media:	John Calagna
(212)578-6252

	For Investors:	Edward Spehar
(212)578-7888

METLIFE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

NEW YORK, Feb. 3, 2016 – MetLife, Inc. (NYSE: MET) today announced the following results for the fourth quarter and full year 2015:

Fourth Quarter Results

MetLife reported operating earnings* of $1.4 billion, down 13 percent from the fourth quarter of 2014, and 10 percent on a constant currency basis*. On a per share basis, operating earnings were $1.23, down 11 percent from the prior year quarter. Operating earnings in the Americas decreased 16 percent, and 14 percent on a constant currency basis. Operating earnings in Asia decreased 15 percent, and 9 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) decreased 16 percent, and 2 percent on a constant currency basis.

Fourth quarter 2015 operating earnings included the following items:

•	variable investment income below the company’s 2015 quarterly plan range by $137 million, or $0.12 per share, after tax and the impact of deferred acquisition costs (DAC)

•	unfavorable catastrophe experience, partially offset by favorable prior year development, which in total decreased operating earnings by $9 million, or $0.01 per share, after tax

•	a one-time tax item in Argentina, which increased operating earnings by $31 million, or $0.03 per share, after tax

MetLife’s operating return on equity (ROE), excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, was 9.7 percent for the fourth quarter of 2015, and the company’s tangible operating ROE* was 11.9 percent.

On a GAAP basis, MetLife reported fourth quarter 2015 net income of $785 million, or $0.70 per share. Net income includes $231 million, after tax, in net derivative losses, reflecting changes in interest rates, equity markets and foreign currencies. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates, equity markets and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

The fourth quarter variance between operating earnings and net income reflects an unfavorable impact of $305 million, after-tax, related to asymmetrical and non-economic accounting.

Premiums, fees & other revenues* were $12.3 billion, down 6 percent, and 3 percent on a constant currency basis over the fourth quarter of 2014.

Book value, excluding AOCI other than FCTA*, was $51.15 per share, up 3 percent from $49.53 at December 31, 2014.

Full Year Results

For the full year 2015, MetLife reported operating earnings of $5.5 billion, down 16 percent over 2014, and 12 percent on a constant currency basis. This decrease reflects a strong U.S. dollar, lower variable investment income and a previously announced third quarter 2015 non-cash charge of $792 million related to the tax treatment of a wholly-owned U.K. investment subsidiary of Metropolitan Life Insurance Company (MLIC). Adjusting for total notable items in both years, including the previously announced third quarter $792 million non-cash charge in 2015, full year operating earnings were $6.4 billion, down 1 percent over 2014, but up 3 percent on a constant currency basis. On a per share basis, 2015 operating earnings were $4.86, down 15 percent over 2014.

Operating earnings in the Americas decreased 7 percent, and 5 percent on a constant currency basis. Operating earnings in Asia were up 6 percent, and 16 percent on a constant currency basis. Operating earnings in EMEA decreased 16 percent, but increased 10 percent on a constant currency basis.

MetLife’s ROE, excluding AOCI other than FCTA, was 9.7 percent for full year 2015, and the company’s tangible operating ROE was 11.9 percent. Adjusting for total notable items, including the previously announced third quarter $792 million non-cash charge, MetLife’s operating ROE, excluding AOCI other than FCTA, was 11.3 percent for full year 2015, and the company’s tangible operating ROE was 13.8 percent.

MetLife reported full year 2015 net income of $5.2 billion, or $4.57 per share.

“Operating earnings per share in the fourth quarter were down from the prior year as a result of lower variable investment income, which can be volatile, as well as a strong U.S. dollar,” said Steven A. Kandarian, chairman, president and chief executive officer, MetLife, Inc. “While 2015 was a challenging year overall, our plan to separate a substantial portion of the U.S. Retail business demonstrates our willingness to take bold steps to maximize shareholder value.”

FOURTH QUARTER & FULL YEAR 2015 SUMMARY

($ in millions, except per share data)	Three months ended Dec. 31			Year ended Dec. 31
	2015	2014	Change	2015	2014	Change
Premiums, fees & other revenues	$12,338	$13,134	(6)%	$49,681	$50,596	(2)%
Total operating revenues	$17,111	$18,245	(6)%	$69,470	$71,080	(2)%

Operating earnings	$1,376	$1,583	(13)%	$5,484	$6,560	(16)%
Operating earnings per share	$1.23	$1.38	(11)%	$4.86	$5.74	(15)%

Net income	$785	$1,490	(47)%	$5,152	$6,187	(17)%
Net income per share	$0.70	$1.30	(46)%	$4.57	$5.42	(16)%

Book value per share, excluding AOCI other than FCTA	$51.15	$49.53	3%
Book value per share – tangible common stockholders’ equity	$42.22	$40.36	5%
Book value per share	$60.00	$61.85	(3)%

*	Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this news release and/or the Fourth Quarter 2015 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

BUSINESS DISCUSSIONS

All comparisons of the results for the fourth quarter of 2015 in the business discussions that follow are with the fourth quarter of 2014, unless otherwise noted.

THE AMERICAS

Total operating earnings for the Americas were $1.2 billion, down 16 percent, and 14 percent on a constant currency basis, due to lower investment and underwriting margins. Operating return on allocated equity* was 12.6 percent, and operating return on allocated tangible equity* was 14.2 percent. Premiums, fees & other revenues were $9.6 billion, down 5 percent, and 3 percent on a constant currency basis. Excluding pension risk transfers, premiums, fees & other revenues were up 2 percent, and 4 percent on a constant currency basis.

Retail

Operating earnings for Retail were $582 million, down 19 percent, impacted by lower underwriting margins, primarily in the property & casualty auto business, and lower variable investment income. Premiums, fees & other revenues were $3.4 billion, down 1 percent. Retail life sales* were up 9 percent, and Retail annuity sales were up 23 percent.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $214 million, down 10 percent, due to lower underwriting margins, primarily in the property & casualty auto business, and lower investment margins. Premiums, fees & other revenues were $4.3 billion, up 3 percent, due to both group and voluntary products.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $286 million, down 21 percent, due to lower investment and underwriting margins. Premiums, fees & other revenues were $886 million, down 39 percent. Excluding pension risk transfers, premiums, fees & other revenues were up 39 percent.

Latin America

Operating earnings for Latin America were $150 million, down 1 percent, but up 24 percent on a constant currency basis. Excluding notable items in both periods, and on a constant currency basis, operating earnings were up 14 percent, due to business growth. Premiums, fees & other revenues were $1.0 billion, down 2 percent, but up 17 percent on a constant currency basis. Total sales for the region increased 3 percent on a constant currency basis, primarily due to direct marketing sales across the region.

ASIA

Operating earnings for Asia were $290 million, down 15 percent, and 9 percent on a constant currency basis, largely due to lower variable investment income in the quarter and a prior year one-time benefit from actuarial items. Adjusting for these items in both periods, operating earnings increased 6 percent on a constant currency basis. Operating return on allocated equity was 10.1 percent, and operating return on allocated tangible equity was 17.4 percent. Premiums, fees & other revenues in Asia were $2.0 billion, down 11 percent, and 3 percent on a constant currency basis, but up 2 percent on a constant currency basis when adjusted for the withdrawal of certain Yen products in Japan that do not meet our hurdle rates in the current interest rate environment. Total sales for the region were down 1 percent on a constant currency basis, representing the net impact of management actions taken across the product portfolio to improve value creation and growth in targeted segments.

EMEA

Operating earnings for EMEA were $54 million, down 16 percent, and 2 percent on a constant currency basis. Excluding the impact of a one-time tax benefit in the fourth quarter of 2014, operating earnings were up 32 percent on a constant currency basis. Operating return on allocated equity was 6.5 percent, and operating return on allocated tangible equity was 12.2 percent. Premiums, fees & other revenues were $625 million, down 7 percent, but up 3 percent on a constant currency basis. Excluding the impact from the conversion of certain operations to calendar-year reporting in the fourth quarter of 2014, premiums, fees & other revenues were up 10 percent. Total sales for the region decreased 11 percent on a constant currency basis. Fourth quarter 2014 included strong employee benefit sales in the Middle East and the conversion of certain operations to calendar-year reporting.

INVESTMENTS

Net investment income was $4.8 billion, down 7 percent. Variable investment income was $109 million ($71 million, after tax and DAC), compared with $325 million ($211 million, after tax and DAC) in the fourth quarter of 2014, due to weak private equity and hedge fund performance.

Higher interest rates drove derivative net losses of $375 million, after tax and other adjustments. Derivative net losses in the fourth quarter of 2014 were $40 million, after tax and other adjustments.

CORPORATE & OTHER

Corporate & Other had an operating loss of $200 million compared with an operating loss of $289 million in the fourth quarter of 2014.

Conference Call

MetLife will hold its fourth quarter 2015 earnings conference call and audio webcast on Thursday, Feb. 4, 2016, from 8-9 a.m. (EST). The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-401-8436 (U.S.) or 612-288-0340 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. (EST) on Thursday, Feb. 4, 2016, until Thursday, Feb. 11, 2016, at 11:59 p.m. (EST). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 370602. To access the replay of the conference call over the Internet, visit the above-mentioned website.

A brief video of CFO John Hele discussing fourth quarter and full year 2015 results can be viewed shortly after the issuance of this news release at www.metlife.com/earningsvideo.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;

(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(iii)	operating earnings;	(iii)	operating earnings available to common shareholders;

(iv)	operating earnings per share;	(iv)	operating earnings available to common shareholders per diluted common share;

(v)	book value per share;	(v)	book value per common share;

(vi)	book value per share, excluding accumulated other comprehensive income (loss) (AOCI) other than foreign currency translation adjustments (FCTA);	(vi)	book value per common share, excluding AOCI other than FCTA;

(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;

(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (operating);

(ix)	operating return on equity, excluding AOCI other than FCTA; and	(ix)	operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and

(x)	tangible operating return on equity.	(x)	operating return on MetLife, Inc.’s tangible common stockholders’ equity.

In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	operating revenues;	(i)	GAAP revenues;

(ii)	operating expenses;	(ii)	GAAP expenses;

(iii)	operating earnings;	(iii)	income (loss) from continuing operations, net of income tax;

(iv)	operating earnings available to common shareholders;	(iv)	net income (loss) available to MetLife, Inc.’s common shareholders;

(v)	operating earnings available to common shareholders, adjusted for total notable items;	(v)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vi)	operating earnings available to common shareholders per diluted common share;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(vii)	investment portfolio gains (losses);	(vii)	net investment gains (losses);

(viii)	derivative gains (losses);	(viii)	net derivative gains (losses);

(ix)	MetLife, Inc.’s tangible common stockholders’ equity;	(ix)	MetLife, Inc.’s stockholders’ equity;

(x)	MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items;	(x)	MetLife, Inc.’s stockholders’ equity;

(xi)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xi)	MetLife, Inc.’s stockholders’ equity;

(xii)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items; and	(xii)	MetLife, Inc.’s stockholders’ equity; and

(xiii)	free cash flow of all holding companies.	(xiii)	MetLife, Inc.’s net cash provided by operating activities.

Reconciliations of these measures to the most directly comparable GAAP measures are included in this earnings news release and in this period’s quarterly financial supplement.

MetLife’s definitions of the various non-GAAP and other financial measures discussed in this new release may differ from those used by other companies:

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with GAAP accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

The following additional information is relevant to an understanding of MetLife’s performance results:

•	MetLife, Inc.’s tangible common stockholders’ equity or tangible equity - MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA - MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•	Allocated equity - portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA - operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Operating return on MetLife, Inc.’s tangible common stockholders’ equity - operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

•	Operating return on MetLife, Inc.’s common stockholders’ equity - operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•	Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA - net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Return on MetLife, Inc.’s tangible common stockholders’ equity - net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

•	Return on MetLife, Inc.’s common stockholders’ equity - net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•	Operating return on allocated equity - operating earnings available to common shareholders divided by allocated equity.

•	Operating return on allocated tangible equity - operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Return on allocated equity - net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

•	Return on allocated tangible equity - net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Operating expense ratio - calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

•	Statistical sales information for Retail- Life sales are calculated using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Annuity sales consist of statutory premiums direct and assumed, excluding company sponsored internal exchanges. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	Statistical sales information for Latin America, Asia and EMEA - calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident &health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

•	Asymmetrical and non-economic accounting refer to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings,(iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies.

•	MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in discretionary capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies, and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to discretionary capital deployment, including common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual operating earnings available to common shareholders.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the SEC). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$9,606	$10,267	$38,548	$39,022
Universal life and investment-type product policy fees	2,237	2,336	9,113	9,541
Net investment income	4,773	5,111	19,789	20,484
Other revenues	495	531	2,020	2,033

Total operating revenues	17,111	18,245	69,470	71,080

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,835	10,287	39,565	39,478
Interest credited to policyholder account balances	1,330	1,409	5,334	5,661
Capitalization of DAC	(987)	(1,034)	(3,837)	(4,182)
Amortization of DAC and VOBA	877	953	3,802	4,027
Amortization of negative VOBA	(71)	(98)	(326)	(396)
Interest expense on debt	302	293	1,200	1,178
Other expenses (1)	3,998	4,321	15,806	16,254

Total operating expenses	15,284	16,131	61,544	62,020

Operating earnings before provision for income tax	1,827	2,114	7,926	9,060
Provision for income tax expense (benefit) (1)	402	500	2,326	2,378

Operating earnings	1,425	1,614	5,600	6,682
Preferred stock dividends	49	31	116	122

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,376	$1,583	$5,484	$6,560

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,425	$1,614	$5,600	$6,682
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (2), (3)	62	230	597	(197)
Net derivative gains (losses) (3)	(356)	185	38	1,317
Premiums	(1)	5	(3)	45
Universal life and investment-type product policy fees	96	103	394	405
Net investment income	141	338	(508)	669
Other revenues	(9)	13	(37)	(3)
Policyholder benefits and claims and policyholder dividends (3)	(300)	(320)	(537)	(1,000)
Interest credited to policyholder account balances	(340)	(539)	(276)	(1,282)
Capitalization of DAC	—	—	—	1
Amortization of DAC and VOBA (3)	(6)	(5)	(134)	(105)
Amortization of negative VOBA	8	11	35	46
Interest expense on debt	2	(4)	(8)	(38)
Other expenses	11	(55)	(17)	(114)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit (3)	109	(49)	178	(87)

Income (loss) from continuing operations, net of income tax	842	1,527	5,322	6,339
Income (loss) from discontinued operations, net of income tax	—	—	—	(3)

Net income (loss)	842	1,527	5,322	6,336
Less: Net income (loss) attributable to noncontrolling interests	8	6	12	27

Net income (loss) attributable to MetLife, Inc.	834	1,521	5,310	6,309
Less: Preferred stock dividends	49	31	116	122
Less: Preferred stock repurchase premium	—	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$785	$1,490	$5,152	$6,187

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2015		2014		2015		2014
	Earnings Per Weighted Average Common Shares Diluted (4)		Earnings Per Weighted Average Common Shares Diluted (4)		Earnings Per Weighted Average Common Shares Diluted (4)		Earnings Per Weighted Average Common Shares Diluted (4)
	(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders, adjusted for total notable items	$1,491	$1.33	$1,652	$1.44	$6,382	$5.66	$6,470	$5.66
Add: Total notable items	(115)	(0.10)	(69)	(0.06)	(898)	(0.80)	90	0.08

Operating earnings available to common shareholders	$1,376	$1.23	$1,583	$1.38	$5,484	$4.86	$6,560	$5.74
Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (2)	62	0.06	230	0.20	597	0.53	(197)	(0.17)
Add: Net derivative gains (losses)	(356)	(0.32)	185	0.16	38	0.03	1,317	1.15
Add: Goodwill impairment	—	—	—	—	—	—	—	—
Add: Other adjustments to continuing operations	(398)	(0.36)	(453)	(0.39)	(1,091)	(0.96)	(1,376)	(1.20)
Add: Provision for income tax (expense) benefit	109	0.10	(49)	(0.04)	178	0.16	(87)	(0.08)
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—	—	—	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	8	0.01	6	0.01	12	0.01	27	0.02
Less: Preferred stock repurchase premium	—	—	—	—	42	0.04	—	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$785	$0.70	$1,490	$1.30	$5,152	$4.57	$6,187	$5.42

Weighted average common shares outstanding – diluted		1,121.4		1,147.3		1,128.3		1,142.5

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$12,338	$13,134	$49,681	$50,596
Add: Adjustments to premiums, fees and other revenues	86	121	354	447

Total premiums, fees and other revenues	$12,424	$13,255	$50,035	$51,043

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$17,111	$18,245	$69,470	$71,080
Add: Net investment gains (losses) (2)	62	230	597	(197)
Add: Net derivative gains (losses)	(356)	185	38	1,317
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(3)	6	5	20
Add: Other adjustments to revenues	230	453	(159)	1,096

Total revenues	$17,044	$19,119	$69,951	$73,316

Total operating expenses	$15,284	$16,131	$61,544	$62,020
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(27)	(2)	15	35
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to expenses	652	914	922	2,457

Total expenses	$15,909	$17,043	$62,481	$64,512

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	December 31,
Book Value (5)	2015	2014
Book value per common share	$60.00	$61.85
Less: Net unrealized investment gains (losses), net of income tax	10.72	14.34
Less: Defined benefit plans adjustment, net of income tax	(1.87)	(2.02)

Book value per common share, excluding AOCI other than FCTA	$51.15	$49.53
Less: Goodwill, net of income tax	8.48	8.62
Less: VODA and VOCRA, net of income tax	0.45	0.55

Book value per common share—tangible common stockholders’ equity	$42.22	$40.36

Common shares outstanding, end of period (In millions)	1,098.0	1,131.9

	For the Three Months Ended December 31, (6)		For the Year Ended December 31,
Return on Equity	2015	2014	2015	2014
Operating return on MetLife, Inc.’s:
Common stockholders’ equity	8.2%	9.1%	8.0%	10.0%
Common stockholders’ equity, excluding AOCI other than FCTA	9.7%	11.3%	9.7%	12.0%
Common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items	10.4%	11.9%	11.3%	11.9%
Tangible common stockholders’ equity	11.9%	14.1%	11.9%	15.2%
Tangible common stockholders’ equity, adjusted for total notable items	12.7%	14.8%	13.8%	15.0%

Return on MetLife, Inc.’s:
Common stockholders’ equity	4.7%	8.6%	7.5%	9.4%
Common stockholders’ equity, excluding AOCI other than FCTA	5.6%	10.7%	9.1%	11.3%
Tangible common stockholders’ equity	6.8%	13.3%	11.2%	14.3%

Operating Return on Allocated Equity:
Americas	12.6%	15.7%
Asia	10.1%	11.6%
EMEA	6.5%	7.4%

Operating Return on Allocated Tangible Equity:
Americas	14.2%	17.9%
Asia	17.4%	20.1%
EMEA	12.2%	14.2%

Return on Allocated Equity:
Americas	7.3%	15.9%
Asia	8.1%	3.1%
EMEA	8.8%	6.0%

Return on Allocated Tangible Equity:
Americas	8.3%	18.1%
Asia	14.0%	5.4%
EMEA	16.3%	11.7%

See footnotes on last page.

MetLife, Inc.

Condensed Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Free Cash Flow of All Holding Companies

(Unaudited)

	For the Years Ended December 31,
	2015	2014
	(In billions, except ratios)
MetLife, Inc. (parent company only) net cash provided by operating activities	$1.6	$2.6
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	1.8	0.4
Add: Remaining adjustments from net cash provided by operating activities to free cash flow (7)	0.1	(0.3)

MetLife, Inc. (parent company only) free cash flow	3.5	2.7
Other MetLife, Inc. holding companies free cash flow (8)	0.5	0.2

Free cash flow of all holding companies	$4.0	$2.9

Ratio of free cash flow to operating earnings available to common shareholders:
Free cash flow of all holding companies	$4.0	$2.9
Consolidated operating earnings available to common shareholders (9)	$5.5	$6.6
Ratio of free cash flow of all holding companies to consolidated operating earnings available to common shareholders (9)	73%	44%
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.’s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$1.6	$2.6
Consolidated net income (loss) available to MetLife, Inc.’s common shareholders (10)	$5.2	$6.2
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.’s common shareholders (10), (11)	31%	42%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
	(In millions)		(In millions)
Total Americas Operations:
Operating earnings available to common shareholders, adjusted for total notable items	$1,289	$1,457	$5,391	$5,501
Add: Total notable items	(57)	11	(72)	219

Operating earnings available to common shareholders	1,232	1,468	5,319	5,720
Add: Net investment gains (losses) (2)	(90)	82	399	(448)
Add: Net derivative gains (losses)	(165)	310	(100)	1,381
Add: Other adjustments to continuing operations	(405)	(348)	(943)	(1,192)
Add: Provision for income tax (expense) benefit	144	(25)	120	31
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(3)
Less: Net income (loss) attributable to noncontrolling interests	1	2	11	13

Net income (loss) available to MetLife, Inc.’s common shareholders	$715	$1,485	$4,784	$5,476

Retail:
Operating earnings available to common shareholders, adjusted for total notable items	$646	$721	$2,604	$2,661
Add: Total notable items	(64)	(3)	(156)	155

Operating earnings available to common shareholders	582	718	2,448	2,816
Add: Net investment gains (losses)	(112)	(32)	35	(7)
Add: Net derivative gains (losses)	(95)	(15)	(159)	564
Add: Other adjustments to continuing operations	(310)	(150)	(609)	(671)
Add: Provision for income tax (expense) benefit	182	71	257	42
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(2)

Net income (loss) available to MetLife, Inc.’s common shareholders	$247	$592	$1,972	$2,742

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders, adjusted for total notable items	$225	$237	$913	$855
Add: Total notable items	(11)	1	(2)	23

Operating earnings available to common shareholders	214	238	911	878
Add: Net investment gains (losses)	(55)	(29)	(33)	(39)
Add: Net derivative gains (losses)	(23)	232	177	525
Add: Other adjustments to continuing operations	(46)	(45)	(171)	(167)
Add: Provision for income tax (expense) benefit	43	(55)	9	(111)

Net income (loss) available to MetLife, Inc.’s common shareholders	$133	$341	$893	$1,086

Corporate Benefit Funding:
Operating earnings available to common shareholders, adjusted for total notable items	$295	$360	$1,385	$1,389
Add: Total notable items	(9)	—	2	69

Operating earnings available to common shareholders	286	360	1,387	1,458
Add: Net investment gains (losses) (2)	2	124	315	(432)
Add: Net derivative gains (losses)	(56)	96	17	352
Add: Other adjustments to continuing operations	(28)	(57)	(91)	(112)
Add: Provision for income tax (expense) benefit	28	(57)	(84)	52
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(1)

Net income (loss) available to MetLife, Inc.’s common shareholders	$232	$466	$1,544	$1,317

Latin America:
Operating earnings available to common shareholders, adjusted for total notable items	$123	$139	$489	$596
Add: Total notable items	27	13	84	(28)

Operating earnings available to common shareholders	150	152	573	568
Add: Net investment gains (losses)	75	19	82	30
Add: Net derivative gains (losses)	9	(3)	(135)	(60)
Add: Other adjustments to continuing operations	(21)	(96)	(72)	(242)
Add: Provision for income tax (expense) benefit	(109)	16	(62)	48
Less: Net income (loss) attributable to noncontrolling interests	1	2	11	13

Net income (loss) available to MetLife, Inc.’s common shareholders	$103	$86	$375	$331

Asia:
Operating earnings available to common shareholders, adjusted for total notable items	$314	$317	$1,344	$1,294
Add: Total notable items	(24)	23	36	13

Operating earnings available to common shareholders	290	340	1,380	1,307
Add: Net investment gains (losses)	51	137	501	512
Add: Net derivative gains (losses)	(67)	(410)	67	(532)
Add: Other adjustments to continuing operations	(7)	(72)	(120)	(122)
Add: Provision for income tax (expense) benefit	(28)	99	(21)	35
Less: Net income (loss) attributable to noncontrolling interests	6	4	4	19

Net income (loss) available to MetLife, Inc.’s common shareholders	$233	$90	$1,803	$1,181

EMEA:
Operating earnings available to common shareholders, adjusted for total notable items	$54	$50	$234	$261
Add: Total notable items	—	14	6	24

Operating earnings available to common shareholders	54	64	240	285
Add: Net investment gains (losses)	5	(1)	27	(17)
Add: Net derivative gains (losses)	19	11	40	114
Add: Other adjustments to continuing operations	10	5	3	36
Add: Provision for income tax (expense) benefit	(15)	(28)	(22)	(88)
Less: Net income (loss) attributable to noncontrolling interests	—	(1)	4	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$73	$52	$284	$329

Corporate & Other:
Operating earnings available to common shareholders, adjusted for total notable items	$(166)	$(172)	$(587)	$(586)
Add: Total notable items	(34)	(117)	(868)	(166)

Operating earnings available to common shareholders (1)	(200)	(289)	(1,455)	(752)
Add: Net investment gains (losses)	96	12	(330)	(244)
Add: Net derivative gains (losses)	(143)	274	31	354
Add: Other adjustments to continuing operations	4	(38)	(31)	(98)
Add: Provision for income tax (expense) benefit	8	(95)	101	(65)
Less: Net income (loss) attributable to noncontrolling interests	1	1	(7)	(6)
Less: Preferred stock repurchase premium	—	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$(236)	$(137)	$(1,719)	$(799)

See footnotes on last page.

MetLife, Inc.

GAAP Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
	(In millions)		(In millions)
Revenues
Premiums	$9,605	$10,272	$38,545	$39,067
Universal life and investment-type product policy fees	2,333	2,439	9,507	9,946
Net investment income	4,914	5,449	19,281	21,153
Other revenues	486	544	1,983	2,030
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(33)	(3)	(84)	(43)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(10)	(1)	(6)	(17)
Other net investment gains (losses) (2)	105	234	687	(137)

Total net investment gains (losses)	62	230	597	(197)
Net derivative gains (losses)	(356)	185	38	1,317

Total revenues	17,044	19,119	69,951	73,316

Expenses
Policyholder benefits and claims	9,772	10,278	38,714	39,102
Interest credited to policyholder account balances	1,670	1,948	5,610	6,943
Policyholder dividends	363	329	1,388	1,376
Other expenses (1)	4,104	4,488	16,769	17,091

Total expenses	15,909	17,043	62,481	64,512

Income (loss) from continuing operations before provision for income tax	1,135	2,076	7,470	8,804
Provision for income tax expense (benefit) (1)	293	549	2,148	2,465

Income (loss) from continuing operations, net of income tax	842	1,527	5,322	6,339
Income (loss) from discontinued operations, net of income tax	—	—	—	(3)

Net income (loss)	842	1,527	5,322	6,336
Less: Net income (loss) attributable to noncontrolling interests	8	6	12	27

Net income (loss) attributable to MetLife, Inc.	834	1,521	5,310	6,309
Less: Preferred stock dividends	49	31	116	122
Preferred stock repurchase premium	—	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$785	$1,490	$5,152	$6,187

(1)	The year ended December 31, 2015 includes a non-cash charge of $792 million, net of tax, related to an uncertain tax position comprised of a $557 million charge included in provision for income tax expense (benefit) and a $362 million charge, $235 million net of tax, included in other expenses.
(2)	The year ended December 31, 2014 includes a pre-tax net investment loss of $633 million related to the sale of MetLife, Inc.’s wholly-owned subsidiary, MetLife Assurance Limited.
(3)	The impacts of asymmetrical and non-economic accounting for the three months ended December 31, 2015 are as follows: i) Net investment gains (losses) - $73 million; ii) Net derivative gains (losses) - ($578) million; iii) Policyholder benefits and claims and policyholder dividends - $6 million; iv) Amortization of DAC and VOBA - $32 million; and v) Provision for income tax (expense) benefit - $162 million.
(4)	Operating earnings available to common shareholders is calculated on a stand alone basis and may not equal (i) the sum of operating earnings available to common shareholders, adjusted for total notable items; and (ii) total notable items.
(5)	Book values exclude $2,066 million and $2,043 million of equity related to preferred stock at December 31, 2015 and 2014, respectively.
(6)	Annualized using quarter-to-date results.
(7)	Remaining adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio changes and other, net.
(8)	Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.; (iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; and (vi) investment portfolio changes and other, net.
(9)	Consolidated operating earnings available to common shareholders for 2015 includes a non-cash charge of $0.8 billion, net of income tax, related to an uncertain tax position. Excluding this charge from the denominator of the ratio, the adjusted free cash flow ratio would be 63%.
(10)	Consolidated net income (loss) available to MetLife, Inc.’s common shareholders for 2015 includes a non-cash charge of $0.8 billion, net of income tax, related to an uncertain tax position. Excluding this charge from the denominator of the ratio, this ratio, as adjusted, would be 27%.
(11)	Including the free cash flow of other MetLife, Inc. holding companies of $0.5 billion and $0.2 billion for the years ended December 31, 2015 and 2014, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 40% and 46%, respectively.